Exhibit 23.2

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-14238, 333-12146, 333-09849, 333-109874 and 333-118930) and Form F-3 (File No. 333-110681) of our report date March 1, 2005, appearing in this Form 6-K of Retalix Ltd., relating to the financial statements of Integrated Distribution Solutions, LLC for the three years ended December 31, 2004.

/S/ BKD, LLP

Omaha, Nebraska June 1, 2005